UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2011

Advance America, Cash Advance Centers, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of Principal Executive Offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2012, Advance America, Cash Advance Centers, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Eagle U.S. Sub, Inc., a Delaware corporation (“Parent”), and Eagle U.S. Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Parent is a wholly-owned subsidiary of Grupo Elektra, S.A.B. de C.V.  The Merger Agreement was approved by the Company’s Board of Directors (the “Board”).  The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of the Company’s common stock (other than shares owned by the Company, Parent, Merger Sub, or any other indirect or direct subsidiary of Parent, and shares owned by stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted automatically into the right to receive $10.50 (the “Merger Consideration”), payable to the holder thereof in cash, without interest, less any amounts required to be withheld under applicable laws.

Pursuant to the terms of the Merger Agreement, Grupo Elektra, S.A.B. de C.V., the sole stockholder of Parent, has provided the Company with a guaranty of Parent’s payment obligations under the Merger Agreement (the “Guaranty Agreement”).

Consummation of the Merger is subject to customary conditions, including, among others: (i) the approval of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger at a duly called meeting (the “Stockholder Approval”); (ii) the absence of any law or order that enjoins or otherwise prohibits the consummation of the Merger or any other transaction contemplated by the Merger Agreement; (iii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the absence of any change in laws that would result in a certain agreed upon reduction of gross center profit; (v) receipt of certain other regulatory approvals and/or operating permits and the absence of withdrawal of certain operating permits.

The Company has made customary representations and warranties to Parent and Merger Sub in the Merger Agreement.  The Company also has agreed to certain covenants, including, among others, regarding: (i) the conduct of the business prior to the consummation of the Merger; (ii) the filing and mailing of a proxy statement seeking the Stockholder Approval; (iii) the calling of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval; (iv) the use of the Company’s reasonable best efforts to cause the Merger to be consummated; and (v) obtaining certain regulatory and third party consents and approvals.

During the period beginning on February 15, 2012 and continuing until 11:59 P.M. Central Time on March 31, 2012 (the “Solicitation Period”) the Company has the right to initiate, solicit, facilitate, and encourage inquiries relating to the submission of alternative acquisition proposals from third parties, to provide non-public information to such third parties, pursuant to an acceptable confidentiality agreement, and to enter into discussions or negotiations with such third parties with respect to such alternative acquisition proposals.  Notwithstanding the foregoing, the Company may continue to engage in these activities until 11:59 P.M. Central Time on April 15, 2012 (the “No-Shop Date”) with any third parties that have submitted an acquisition proposal prior to the end of the Solicitation Period that the Board determines in good faith (after consultation with the Company’s financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel) constitutes, or is reasonably likely to lead to, a “Superior Proposal” (as defined in the Merger Agreement) and which acquisition proposal has not been rejected or withdrawn.

After the end of the Solicitation Period, the Company will become subject to customary “no-shop” restrictions that will prohibit the Company from soliciting alternative acquisition proposals from third parties and restrict its ability to enter into discussions and negotiations with such third parties regarding alternative acquisition proposals, unless (i) the Company receives a bona fide written and, following the No-Shop Date, unsolicited, acquisition proposal from a third party, (ii) the Board determines in good faith, after consultation with the Company’s financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that such acquisition proposal constitutes, or would be reasonably likely to lead to, a Superior Proposal, and (iii) the Board determines in good faith, after consultation with the Company’s financial advisor or another independent financial advisor of nationally recognized reputation and outside legal counsel, that the failure to take such actions would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable laws.

The Merger Agreement contains certain termination rights for both the Company and Parent.  The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay a termination fee.  If the Merger Agreement is terminated prior to the No-Shop Date in connection with the Company entering into a definitive agreement with respect to a Superior Proposal, the Company will be required to pay to Parent $10,000,000 plus Parent’s expenses up to $5,000,000.  If (i) the Merger Agreement is terminated by Parent when the Board withdraws or changes its recommendation or the Company enters into or publicly announces its intention to enter into an alternative acquisition agreement, (ii) the Agreement is terminated by the Company in order to enter into a definitive agreement relating to a Superior Proposal (other than as contemplated in the previous sentence), or (iii) (a) an acquisition proposal has been made or proposed to the Company or its stockholders or otherwise publicly announced, (b) the Merger Agreement is terminated by either the Parent or the Company because the Closing Date has not occurred by August 15, 2012 (which may be extended as specified below) or Stockholder Approval is not obtained at the special meeting, or by Parent because there has been a material breach of the Merger Agreement by the Company, and (c) within twelve months following the date of such termination, the Company enters into any definitive agreement providing for, or the Company approves any, acquisition proposal, or any acquisition proposal is consummated, the Company will be required to pay to Parent $22,500,000 plus Parent’s expenses up to $5,000,000.  The Merger Agreement also provides that each party would have to pay the other party’s expenses up to $5,000,000 if the Merger Agreement is terminated by such other party as a result of the first party’s breach.  In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by August 15, 2012, which date may be extended until November 15, 2012 if all of the conditions to closing are satisfied at such time other than receipt of regulatory approvals.

Wells Fargo Securities, LLC (“Wells”) serves as financial advisor to the Board.  On February 15, 2012, Wells delivered its opinion to the effect that, as of the date of the opinion and subject to the factors and assumptions set forth therein, the consideration to be offered to the Company’s stockholders, other than Parent and its affiliates, in the Merger is fair from a financial point of view to such stockholders.

The Merger Agreement has been attached hereto to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, Parent, Merger Sub, or any of their respective affiliates or businesses.  The representations, warranties, and covenants contained in the Merger Agreement have been made as of the specified dates and only for the benefit of Parent and Merger Sub.  In addition, the representations, warranties, and covenants: (i) have been made solely for the purposes of the Merger Agreement; (ii) have been qualified by certain confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement; (iii) are subject to certain materiality qualifications which may differ from what may be viewed as material by investors and security holders; and (iv) have been included in the Merger Agreement solely for the purpose of allocating risk between the contracting parties.  Investors and security holders should not rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company or its subsidiaries and affiliates.  Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger Agreement, on February 15, 2012, the Company and Parent entered into modifications to the Change of Control Agreements previously disclosed for J. Patrick O’Shaughnessy, the Company’s President and Chief Executive Officer, and James A. Ovenden, the Company’s Chief Executive Officer and Executive Vice President.

Under the terms of his modified Change of Control Agreement, Mr. O’Shaughnessy will receive a retention payment, in lieu of certain severance payments and benefits, equal to his severance amount that would have been payable had he experienced an Involuntary Termination (as defined in his Change of Control Agreement) immediately following the Effective Time, plus interest at the prime rate from the Effective Time, on the earlier of the first anniversary of the Effective Time or the termination of his employment, except termination by the Company for Cause or by Mr. O’Shaughnessy without Good Reason (as such terms are defined in his Change of Control Agreement).  In addition, immediately prior to the Effective Time, the unvested shares of restricted stock granted to Mr. O’Shaughnessy in 2012 shall convert into the right to receive the Merger Consideration, less any amounts required to be withheld under applicable laws, fifty percent of which will vest at the Effective Time and be paid as provided in the Merger Agreement.  The remaining fifty percent, plus interest at the prime rate from the Effective Time, shall be paid on the on the earlier of the first anniversary of the Effective Time or the termination of his employment, except termination by the Company for Cause or by Mr. O’Shaughnessy without Good Reason.  Mr. O’Shaughnessy also entered into a Protective Covenant Agreement with the Company pursuant to which he agreed to be bound by noncompetition and certain other restrictive covenants.

Under the terms of his modified Change of Control Agreement, Mr. Ovenden will receive a retention payment, in lieu of certain severance payments and benefits, equal to his severance amount that would have been payable had he experienced an Involuntary Termination (as defined in his Change of Control Agreement) immediately following the Effective Time, plus interest at the prime rate from the Effective Time, on the earlier of the first anniversary of the Effective Time or the termination of his employment, except termination by the Company for Cause or by Mr. Ovenden without Good Reason (as such terms are defined in his Change of Control Agreement).  In addition, immediately prior to the Effective Time, the unvested shares of restricted stock granted to Mr. Ovenden in 2012 shall be converted into the right to receive the Merger Consideration, less any amounts required to be withheld under applicable laws, fifty percent of which will vest at the Effective Time and be paid as provided in the Merger Agreement.  The remaining fifty percent, plus interest at the prime rate from the Effective Time, shall be paid on the on the earlier of the first anniversary of the Effective Time or the termination of his employment, except termination by the Company for Cause or by Mr. Ovenden without Good Reason.

Pursuant to each modified Change of Control Agreement, Parent agreed (i) to increase the Change of Control Period (as defined in the respective Change of Control Agreement) so that it will expire 30 months after the Effective Time, and (ii) to cause the Company to generally maintain the same format of each executive’s annual cash bonus for 2012 and subsequent years; and the Company acknowledged that it currently intends to develop during 2012 and implement during 2013 a long term cash incentive plan in which each executive and other senior level executives of the Company will be eligible to participate.

Item 8.01. Other Events.

On February 15, 2012, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on February 15, 2012, the Company sent a letter to employees regarding the Merger, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On February 15, 2012, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.0625 per share payable on March 9, 2012 to stockholders of record as of February 27, 2012.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide the Company’s current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the Merger Agreement; (ii) the inability to consummate the Merger due to the failure to obtain the Stockholder Approval; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the Merger on the Company’s operating results and business generally; and (v) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions. More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in “Part II. Item 1A. Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission (the “SEC”).  The Company does not have any intention, and does not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the SEC.  THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION, AND RELATED MATTERS.  Stockholders will be able to obtain the proxy statement (when available) free of charge on the Company’s website at http://www.advanceamerica.net. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company at

www.sec.gov. In addition, any materials the Company files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger.  Information about the Company’s directors and executive officers and their holdings of Company securities is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011.  Stockholders may obtain additional information regarding the interests of the Company’s directors and officers by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of February 15, 2012, by and among the Company, Parent, and Merger Sub
10.2	Modification to Change of Control Agreement between the Company and J. Patrick O’Shaughnessy dated February 15, 2012
10.3	Modification to Change of Control Agreement between the Company and James A. Ovenden dated February 15, 2012
99.1	Joint Press Release dated February 15, 2012 of Advance America, Cash Advance Centers, Inc. and Grupo Elektra, S.A.B. de C.V.
99.2	Letter from J. Patrick O’Shaughnessy to Company employees dated February 15, 2012

* The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted materials to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 15, 2011

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
President and Chief Executive Officer

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of February 15, 2012, by and among the Company, Parent, and Merger Sub
10.2	Modification to Change of Control Agreement between the Company and J. Patrick O’Shaughnessy dated February 15, 2012
10.3	Modification to Change of Control Agreement between the Company and James A. Ovenden dated February 15, 2012
99.1	Joint Press Release dated February 15, 2012 of Advance America, Cash Advance Centers, Inc. and Grupo Elektra, S.A.B. de C.V.
99.2	Letter from J. Patrick O’Shaughnessy to Company employees dated February 15, 2012

* The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted materials to the U.S. Securities and Exchange Commission upon request.